EX 10.19
                                  Oklahoma City
                                      Water
                                 Utilities Trust


November 4, 1997

Randal K. Oberlag, Vice President
Tower Tech, Inc.
P.O. Box 1838
Chickasha, OK 73023

Dear Mr. Oberlag,

We are pleased to report that the water line project to serve your facilities has been completed at a total cost of $119,219.00 which is 25.5% lower than the original estimate.

Tower Tech, Inc. now has thirty (30) days to provide me written notice electing to finance the cost over twenty (20) years at 7.72%. By electing to finance the cost, monthly payments of $976.52 will be added to Tower Tech, Inc.'s City utility billings beginning December 1997. If Tower Tech, Inc. decides to pay the cost ($119,219.00) as one lump sum payment, the amount is due by December 4, 1997, with a check payable to the Oklahoma City Water Utilities Trust.

For your records, attached is a copy of the final amortization schedule based on total project costs. We look forward to meeting your water service needs. Should you have any questions, I am available at (405) 297-2822.

Sincerely,

JAMES D. COUCH

James D. Couch
General Manager

cc:
JoeVan Bullard, Assistant City Manager
Bret Weingart, Business Manager





            420 West Main, Suite 500. Oklahoma City, Oklahoma 73102.
                       (405) 232-6238 FAX (405) 297-3813

                                TOWER TECH, Inc.
                             THE TECHNOLOGY COMPANY

Forced Draft Modular Cooling Towers
C.T.I. Certified Verification #93-17-01



November 11, 1997

Mr. James D. Couch, PE, General Manager
Oklahoma City Water Utilities Trust
420 West Main St., Suite 500
Oklahoma City, OK 73102
Member C.T.I. Cooling Tower Institute

RE: Waterline extension to serve Tower Tech @ 119th and I-44;
    Your letter of Nov. 4, 1997

Dear Mr. Couch:

Thank you for your letter and notice of completion of the referenced project. Please consider this as our notification to you that Tower Tech, Inc. elects to accept the financing of the project by the Water Utilities Trust. We understand that the financing amount of $119,219.00 will be for twenty years with monthly payments of $976.52 added to the utility billing beginning December, 1997.

I want to personally thank the efforts of you and your staff in working with us to provide an integral part of our new facility. We are nearing the completion of our overall construction and the entire Tower Tech staff is very excited about manufacturing our new product line in this modern Oklahoma City facility.

Sincerely,

RANDAL K. OBERLAG

Randal K. Oberlag
Vice-President and General Counsel

cc:      Harold Curtis
         Dick Whitsitt








 MODULAR FIBERGLASS COOLING TOWERS               MODULAR CONCRETE COOLING TOWERS
                     P.O. Box 1838 Chickasha, Oklahoma 73023
                    Office (405) 222-2876 Fax (405) 222-2885